THIRD ADDENDUM TO THE DEBENTURES

     This Third Addendum to the Debentures (this "Third Addendum"), dated as of March 6, 2003 (the "Third Modification Date"), is made by and among Visual Bible International, Inc., a Florida corporation (the "Corporation") and each Lender signatory hereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Debentures and/or in the First Addendum (as hereinafter defined) and/or the Second Addendum (as hereinafter defined).

                              RECITALS:

     A. The Corporation has executed and delivered a Debenture to each of Augusta Holding, Inc., Arthur Kleinstein, Zivojin Maznic, Ronald Prosserman, Red Brook Developments Limited ("Red Brook"), Beverly Reisman, Ruth Reisman Limited and George N. Steels (collectively, the "Group A Lenders") and AGF Growth Equity Fund, GWL Growth Equity Fund, London Life Growth Equity Fund, IG AGF Diversified Growth Fund, IG AGF Diversified Growth Class, Patrick McDougall and Stanley Nashen (collectively, the Group B Lenders"). Hereinafter the Group A Lenders and the Group B Lenders are collectively referred to as Lenders.

     B. The Corporation and the Lenders have executed and delivered an Addendum To The Debentures (the "First Addendum") dated as of February 17, 2003.

     C. The Corporation and the Lenders have executed and delivered a Second Addendum To The Debentures (the "Second
Addendum") dated as of March 4, 2003.

     C. TBJ is continuing to negotiate the RBC Facility with RBC, but TBJ does not expect the RBC Facility to be concluded prior to the Third Modification Date.

     D. In order to fund certain capital requirements of TBJ associated with the Production prior to the conclusion by TBJ of the RBC Facility, Red Brook has agreed, in connection herewith, to purchase an additional Debenture (the "Third Red Brook Debenture"). The Third Red Brook Debenture is in substantially the same form of the Initial Funding Debentures, and the Third Red Brook Debenture shall be deemed to have been modified by the First Addendum and the Second Addendum in the same manner as the Initial Funding Debentures were modified thereby. A copy of the Third Red Brook Debenture is attached hereto as Exhibit ___.

     E. The Corporation and Red Brook desire to further amend certain terms of the Third Red Brook Debenture as set forth in this Third Addendum.

     F. The Corporation and the Lenders have agreed to further modify all of the Debentures (including the Third Red Brook
Debenture) in accordance with the terms of this Third Addendum.

                             AGREEMENTS:

     In consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Modifications exclusive to the Third Red Brook Debenture. The Corporation and Red Brook agree as follows:

      (a) Pursuant to the Third Red Brook Debenture, Red Brook is making a loan of $160,000 (the "Third Red Brook Debenture Maximum Principal Amount") to the Corporation on the date hereof. $120,000 of the Third Red Brook Debenture Maximum Principal Amount shall be considered a Production Advance under the Third Red Brook Debenture, and $40,000 of the Third Red Brook Debenture Maximum Principal Amount shall be considered an Interim Advance in accordance with the First Addendum. Red Brook shall have no further obligation to make Production Advances under the Third Red Brook Debenture.

      (b) The Lenders acknowledge the creation of the Third Red Brook Debenture, as same is modified by the terms of this Third Addendum, and that Red Brook shall be bound by, and shall be entitled to the benefits of, the provisions of the First Addendum and the Second Addendum as if such terms were set forth herein or in the Third Red Brook Debenture.

     2. Representations and Warranties. The representations and warranties of the Corporation as set forth in: (i) Section 3 of the Subscription Agreements, dated as of December 24, 2002, between the Corporation and the Group A Lenders and (ii) Section 6 of the Debentures, shall be true and correct in all material respects as of the date hereof.

     3. Revisions to the paragraphs 1(g) and 1 (h) of the First Addendum and to paragraphs 1(b) and 1(c) of the Second Addendum. Paragraphs 1(g) and 1 (h) of the First Addendum and to paragraphs 1(b) and 1(c) of the Second Addendum are hereby deleted in their entirety.

     4.   Repayment of Interim Advances to the Group A Lenders.

      (a) The Corporation agrees, to the extent permitted by the RBC Facility, that it shall repay or it shall cause TBJ to repay $195,000 (the "Total Repayment Amount") of the outstanding Interim Advances Advanced pursuant to the First Addendum, the Second Addendum and this Third Addendum from the proceeds, if any, derived from the RBC Facility. The Total Repayment Amount shall be repaid to the Group A Lenders pro rata based upon the aggregate amount of Interim Advances Advanced by each such Lender on the date of the repayment. The Corporation further acknowledges and agrees that the remaining outstanding Interim Advances Advanced to date shall be repaid from the proceeds, if any, of the Corporation's sale-leaseback transaction with Grosvenor Park Productions UK Limited or any substitution for such transaction.

      (b) The Group A Lenders shall have no obligation to make the Initial Marketing Advance or the Subsequent Marketing Advances unless and until the Total Repayment Amount is repaid in full to the Group A Lenders by TBJ or the Corporation in accordance with paragraph (a) above. At such time as the Total Repayment Amount is repaid in full, then the obligation of the Group A Lenders to make the Initial Marketing Advance and the Subsequent Marketing Advances in the manner required under their respective Debentures shall be reinstated up to an amount equal to the difference between (x) the aggregate amount of the Initial Marketing Advance and the Subsequent Marketing Advances and (y) the then outstanding amount of all Interim Advances Advanced to date (the "Remaining Marketing Amount"). At such time as the obligation to make the Initial Marketing Advance and the Subsequent Advances is reinstated, the obligation upon each Group A Lender to Advance shall be limited to such Group A Lender's pro rata portion of the Remaining Marketing Amount.

     5. Agreement of the Lenders. The Corporation and the Lenders agree that the Maturity Date for the Third Red Brook Debenture shall be December 24, 2004.


     6. Payment Obligation. The Corporation and the Lenders acknowledge and agree that notwithstanding anything contained in the Debentures, the Corporation shall use the amounts that are the subject of the Third Red Brook Debenture to pay its obligations to Toronto Film Studios, Inc. (in the amount of Cdn$237,844.42, as of the date hereof).

     7.   Conflict; Ratification.   The Corporation and the Lenders
acknowledge and agree that the Debentures as modified by the First Addendum and the Second Addendum are in full force and effect and binding upon the Corporation and the Lenders according to the terms thereof without modification, except as specifically modified by this Third Addendum. Except as specifically modified hereby, all covenants, terms, obligations and conditions of the Debentures as modified by the First Addendum and the Second Addendum are hereby ratified and confirmed. In the event of a conflict between this Third Addendum and the Debentures as modified by First Addendum and the Second Addendum, then this Third Addendum shall control.

     8.   Execution.   This Third Addendum may be executed in two or
more counterparts and shall be deemed to be fully executed when the Corporation and each of Red Brook and the Lenders has signed at least one copy hereof. A faxed copy of this Addendum bearing the signature of a party shall be deemed acceptable for purposes of execution hereof; provided, however, that each party shall promptly provide each other party with an originally executed copy.

                  (Signatures Appear On Next Pages)

     IN WITNESS WHEREOF, the parties hereto have executed this Third Addendum effective on and as of the Third Modification Date.


                     Visual Bible International, Inc.



                     By: _______________________________
                                           Harold Kramer, Executive
                                           Vice President and Chief
                                           Financial Officer



     The terms and conditions of this Third Addendum relating to The Book of John, Inc. are acknowledged and agreed to effective on and as of the Third Modification Date.


                     The Book of John, Inc.



                     By: _______________________________
                                           Harold Kramer, Executive
                                           Vice President
             (Lender Counterpart Signature Page Follows)
                  COUNTERPART LENDER SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties hereto have executed this Third Addendum effective on and as of the Third Modification Date.



                     Lender:



                     ___________________________________
                     (Name of Lender)



                     ___________________________________
                     (Signature)



                     ___________________________________
                     (Title, if applicable)